                As filed with the Securities and Exchange Commission
                                   on May 22, 1995

                                                 Registration No. 33-_____

================================================================================

                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D. C. 20549

                                      FORM S-8

                            REGISTRATION STATEMENT UNDER
                             THE SECURITIES ACT OF 1933

                               LIFELINE SYSTEMS, INC.
                 (Exact name of issuer as specified in its charter)

                 Massachusetts                            04-2537528
         (State or other jurisdiction of             (I.R.S. Employer
         incorporation or organization)              Identification Number)


         640 Memorial Drive, Cambridge, Massachusetts      02139
          (Address of Principal Executive Offices)      (Zip Code)


                          1995 EMPLOYEE STOCK PURCHASE PLAN
                              (Full title of the Plan)

                             Ronald Feinstein, President
                               Lifeline Systems, Inc.
                                 640 Memorial Drive
                           Cambridge, Massachusetts 02139
                        (Name and address of agent for service)

                                   (617) 679-1000
            (Telephone number, including area code, of agent for service)

================================================================================

                         CALCULATION OF REGISTRATION FEE

                                     Proposed   Proposed
         Title of                    maximum    maximum
         securities     Amount       offering   aggregate    Amount of
         to be          to be        price      offering     registration
         registered     registered   per share  price        fee
         ----------     ----------   ---------  ---------    ------------
         Common Stock,   200,000     $7.00(1)   $1,400,000(1) $483
         $.02 par        shares
         value
--------------------------------------------------------------------------------
         (1) Estimated solely for the purpose of calculating the registration fee, and based upon the average of the high and low prices of the Common Stock on the Nasdaq
              National Market on May 12, 1995 in accordance with
              Rules 457(c) and 457(h) of the Securities Act of 1933.

================================================================================

         PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                   The information required by Part I is included in documents sent or given to participating employees of the Registrant's 1995 Employee Stock Purchase Plan pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended
         (the "Securities Act").


         PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

              Item 3.  Incorporation of Certain Documents by Reference
                       -----------------------------------------------

                   The following documents, which are filed with the Securities and Exchange Commission (the "Commission") are incorporated in this Registration Statement by reference:

                   (1) The Registrant's latest annual report filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the registrant's latest fiscal year for which such statements have been filed.

                   (2) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual reports or the prospectus referred to in (1) above.

                   (3) The description of the common stock of the Registrant, $.02 par value per share (the "Common Stock"), contained in a Registration Statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

                   All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.


              Item 4.  Description of Securities
                       -------------------------

                   Not applicable.

              Item 5.  Interests of Named Experts and Counsel
                       --------------------------------------

                   Norman B. Asher, a senior partner of the law firm of Hale and Dorr, counsel to the Company, is the Clerk of the Company.


              Item 6.  Indemnification
                       ---------------

                   Article 6 of the Company's Articles of Organization provides that a director of the Company shall not be personally liable to either the Company or the Company's stockholders for monetary damages resulting from a breach of fiduciary duty as a director, to the fullest extent permitted by Chapter 156B of the General Laws of Massachusetts (the "Massachusetts Business Corporation Law"). The Massachusetts Business Corporation Law prohibits the elimination or limitation of directors' liability for any of the following:

                   (a) Breaches of the director's duty of loyalty to the Company or its stockholders;

                   (b) Acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

                   (c) Acts covered by Sections 61 or 62 of the Massachusetts Business Corporation Law (which relate generally to the liability of directors for authorizing distributions to stockholders at a time when the Company is insolvent or bankrupt and the liability of directors for approving loans to officers or directors of the Company which are not repaid and which were not approved or ratified by a majority of disinterested directors or stockholders); and

                   (d) Transactions from which the director derived an improper personal benefit.

                   The Massachusetts Business Corporation Law authorizes Massachusetts corporations to indemnify directors and officers for actions taken in good faith and in a manner such person reasonably believed to be in the best interests of the corporation.

                   Under Article 5 of the By-Laws of the Company, the Company will indemnify, to the fullest extent permitted by the Massachusetts Business Corporation Law, each person who serves or has served as an officer or director of the Company or in any capacity with respect to any employee benefit plan of the Company against all labilities and expenses (including judgments, fines, penalties, amounts paid in settlement and reasonable attorney's fees) arising out of the defense or disposition of any threatened or actual action, suit or proceedings, whether civil or criminal, in which he may be a defendant or otherwise may be involved by reason of his service as a director or officer of the Company or as a fiduciary of any such employee benefit plan. However, the Company shall provide no indemnification if the person seeking indemnification has been adjudicated not to have acted in good faith in the reasonable belief that his action was in the best interest of the Company or, if applicable, the best interests of the participants in or beneficiaries of the Company's employee benefit plans.

                   The indemnification provisions of the By-Laws permit the Company to indemnify directors and officers against claims resulting from suits against such persons by or in the right of the Company (hereinafter referred to as "derivative actions"), provided that such person is determined to have acted in good faith in the reasonable belief that his action was in the best interest of the Company. It is possible that a court will determine that the provision relating to the indemnification for amounts paid on account of derivative actions is against public policy and is therefore unenforceable.

                   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                   The Company maintains on behalf of its directors and officers insurance protection against certain liabilities arising out of the discharge of their duties. The Company also maintains insurance covering the Company against indemnification payments to its directors and officers for certain liabilities. However, to the extent such coverage is inadequate to cover claims against directors or officers, the Company may be required pursuant to the By-Laws to reimburse the directors or officers for the uninsured portion of such claims. In such an event, the Company's indemnification obligations to its directors and officers could have a material negative impact on the Company's financial condition and on stockholder equity.

              Item 7.  Exemption from Registration Claimed
                       -----------------------------------

                   Not applicable.


              Item 8.  Exhibits
                       --------

                   The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.


              Item 9.  Undertakings
                       ------------

                   1.   The Registrant hereby undertakes:

                   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
              Statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                   provided, however, that paragraphs (i) and (ii) do not
                   -----------------
              apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                   (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              2. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

              3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

              Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Massachusetts on the 17th day of May, 1995.


                                            LIFELINE SYSTEMS, INC.



                                            By:/s/Ronald Feinstein
                                               -------------------
                                               Ronald Feinstein,
                                               President and Chief
                                               Executive Officer




                                   POWER OF ATTORNEY

              We, the undersigned officers and directors of Lifeline Systems, Inc. hereby severally constitute Ronald Feinstein, Dennis M. Hurley, Norman B. Asher and Jeffrey A. Stein, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Lifeline Systems, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

              Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

              Signature                Title                       Date
              ---------                -----                       ----

         /s/Ronald Feinstein         President, Chief         )
         -------------------         Executive Officer and    )
         Ronald Feinstein            Director (Principal      )
                                     Executive Officer)       )
                                                              )
                                                              )
                                                              )
         /s/Dennis M. Hurley         Vice President, Finance, )
         -------------------         Treasurer and            )
         Dennis M. Hurley            Chief Financial Officer  )
                                     (Principal Financial and )
                                     Accounting Officer)      )
                                                              )
                                                              )
                                                              )
         /s/Everett N. Baldwin       Director                 ) May 17, 1995
         ---------------------                                )
         Everett N. Baldwin                                   )
                                                              )
         /s/Joseph E. Kasputys       Director                 )
         -------------------------                            )
         Joseph E. Kasputys, Ph.D.                            )
                                                              )
         /s/Carolyn C. Roberts       Director                 )
         ---------------------                                )
         Carolyn C. Roberts                                   )
                                                              )
         /s/L. Dennis Shapiro        Director                 )
         --------------------                                 )
         L. Dennis Shapiro                                    )
                                                              )
         /s/Steven M. Tritman        Director                 )
         --------------------                                 )
         Steven M. Tritman                                    )
                                                              )
         /s/Gordon C. Vineyard        Director                )
         ------------------------                             )
         Gordon C. Vineyard, M.D.                             )

                                    Exhibit Index
                                    -------------

    Exhibit
    Number       Description                                         Page
    -------      -----------                                         ----

       4.1 (1) Articles of Organization of the Registrant, as amended

       4.2 (2)   By-Laws of the Registrant, as amended

       5.1       Opinion of Hale and Dorr

      23.1       Consent of Hale and Dorr (included in
                 Exhibit 5.1)

      23.2       Consent of Coopers & Lybrand L.L.P.

      24.1 Power of Attorney (included on the signature page of this Registration Statement)




         -----------------
         (1) Incorporated herein by reference from the Registrant's Registration Statement on Form S-1, filed May 27, 1983 (Registration No. 2-84060), as amended as set forth in the Registrant's Proxy Statement filed May 1, 1987 and incorporated herein by reference.

         (2) Incorporated by reference from the Registrant's Form 10-K, filed April 1, 1991.